                                                                     EXHIBIT 5.1



                               Jenkens & Gilchrist              AUSTIN, TEXAS
                           A PROFESSIONAL CORPORATION          (512) 499-3800

                                                              CHICAGO, ILLINOIS
                                                               (312) 425-3900
                                 1100 LOUISIANA
                                   SUITE 1800                   DALLAS, TEXAS
                              HOUSTON, TEXAS 77002             (214) 855-4500

                                                                LOS ANGELES,
                                                                 CALIFORNIA
                                 (713) 951-3300                (310) 820-8800
 Donald W. Brodsky          FACSIMILE (713) 951-3314
   (713) 951-3341                                            NEW YORK, NEW YORK
dbrodsky@jenkens.com            www.jenkens.com                (212) 704-6000

                                                             SAN ANTONIO, TEXAS
                                                               (210) 246-5000

                                                              WASHINGTON, D.C.
                                                               (202) 326-1500


                                 April 16, 2002


Swift Energy Company
Suite 400
16825 Northchase Drive
Houston, Texas  77060

Ladies and Gentlemen:

      We have acted as securities counsel to Swift Energy Company, a Texas corporation ("Swift") in connection with the registration statement filed by Swift on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), the prospectus contained therein and the final prospectus supplement (collectively, the "Prospectus") relating to the proposed offer and sale of $200 million in principal amount of Swift's 9?% Senior Subordinated Notes Due 2012 (the "Notes"). The Notes are to be issued pursuant to the Indenture and First Supplemental Indenture between Swift and Bank One, NA (the "Trustee"), both to be dated as of April 16, 2002 (collectively, the "Indenture").

      In connection with the foregoing, we have examined, among other things, the Registration Statement, the Prospectus, the Indenture, the form of Notes and originals or copies of all corporate records and of all agreements, certificates and other documents that we have deemed relevant and necessary as a basis for the opinions hereinafter expressed.

      In addition, we have made other investigations of applicable law that we have deemed necessary to enable us to provide you with the opinions hereafter expressed. In conducting our examination, we have assumed the genuineness of all signatures, the legal capacity of all individual signatories, the accuracy of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies. In addition, we have assumed, and without independent investigation have relied upon, the factual accuracy of the representations, warranties and other information contained in the items we examined. As to any facts material to the opinions hereafter expressed that were not independently established or

                              Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION


Swift Energy Company
April 15, 2002
Page 2


verified, we have relied upon the statements or certificates of officers of Swift, public officials and others.

      We have assumed that the Trustee has the requisite power and authority to enter into and perform its obligations under the Indenture, that the Indenture has been duly authorized, executed and delivered by the Trustee, and that the Indenture constitutes a legal, valid and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms.

      Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that when the Notes have been duly executed by Swift and duly authenticated by the Trustee and the Notes have been issued in accordance with the terms of the Indenture, then the Notes will constitute valid and binding obligations of Swift.

      Our opinion above is subject to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally; general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); and the exercise of the discretionary power of any court or other authority before which may be brought any proceeding seeking equitable or other remedies.

      We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to this firm under the captions "Legal Opinions" in the prospectus contained in the Registration Statement and "Legal Matters" in the final prospectus supplement forming a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

      We express no opinion as to the laws of any jurisdiction other than the State of Texas, the State of New York (under which the Indenture is governed) and the federal laws of the United States of America.

                              Jenkens & Gilchrist
                           A PROFESSIONAL CORPORATION


Swift Energy Company
April 15, 2002
Page 3


      The opinion expressed herein is given as of the date hereof and we undertake no obligations to supplement this letter if any applicable law changes after such date or if we become aware of any facts that might change the opinion expressed herein after such date or for any other reason.

                                    Respectfully submitted,

                                    Jenkens & Gilchrist,
                                    A Professional Corporation


                                    By: /s/ DONALD W. BRODSKY
                                        -------------------------------
                                        Donald W. Brodsky
                                        Authorized Signatory